UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 19, 2007

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

12220 El Camino Real, Suite 410 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 704-5010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to amend and supplement Item 9.01 of the Current Report on Form 8-K filed by Surge Global Energy, Inc. on September 25, 2007, to include the unaudited pro forma condensed financial statements of Surge Global Energy, Inc. (“Surge”) as a result of completed business combination of Signet Energy, Inc. (“Signet”) with Andora Energy Corporation (“Andora”) on September 19, 2007 as required pursuant to Article 11 of Regulation S-X.

Item 9.01 Financial Statements and Exhibits

(a)	Pro Forma Financial Information

The pro forma financial information as of and for the year ended December 31, 2006 and the period January 1, 2005 (date of inception of development stage) through December 31, 2006 as well as the six months ended June 30, 2007 and the period January 1, 2005 (date of inception of development stage) through June 30, 2007 is furnished as Exhibit 99.1 to this amendment and is incorporated in its entirety into this Item 9.01(b) by reference.

(b)	Exhibits

Exhibit No.	Description
99.1
Unaudited pro forma condensed financial information  for the year ended December 31, 2006 and the period January 1, 2005 (date of inception of development stage) through December 31, 2006 as well as the six months ended June 30, 2007 and the period January 1, 2005 (date of inception of development stage) through June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: October 3, 2007	By:	/s/ William Greene
William Greene, Chief Financial Officer